SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2009

NUMEREX CORP.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-22920	11-2948749
--------------	------------	---------------
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1600 Parkwood Circle
Suite 500
Atlanta, Georgia
-------------------
(Address of principal executive offices)

30339
-----
(Zip code)

(770) 693-5950
--------------
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sale of Equity Securities.

Item 8.01    Other Events.

    On July 28, 2009, Numerex Corp (the “Company”) repaid $2 million in cash and converted $1 million of outstanding debt associated with financings in May 2006 and December 2006.  Following the repayment and conversion, an aggregate of approximately $ 6 million  remains outstanding under these financings.

The conversion of the $1 million of outstanding debt to equity resulted in the issuance of 226,244 shares of the Company’s Class A Common Stock (the “Shares”) at a conversion price of $4.42 per share, as agreed upon by the parties.

The Shares are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”).

The purchaser is an “accredited investor” as defined in Rule 501(d) of Regulation D under the Securities Act.  The Company issued the Shares in reliance on the exemption from registration provided by Section 4(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

    (d)         Exhibits

99.1      Press Release, dated July 28, 2009

    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP.

s/Alan Catherall
Alan Catherall
Chief Financial Officer

    Date:  July 31, 2009

   Exhibit Index

99.1           Press Release, dated July 28, 2009